ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070628377-02
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 09/13/2007 12:02 PM
	Entity Number E0640952007-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	TIGER ACQUISITIONS, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: RESIDENT AGENTS OF NEVADA, INC. (MANDATORY) Physical Street Address: 711 S. CARSON STREET, STE #4 — City: CARSON CITY — Nevada 89701 Zip Code (OPTIONAL) Mailing Address: — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 150,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Name: JAY LUTSKY Street Address: 4807 S. ZANG WAY — City: MORRISON — State: CO — Zip Code: 80465 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: ANY LAWFUL BUSINESS ACTIVITY
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Name: Sandra L. Miller — X [signature] Signature Address: 711 S. Carson Street #4 — City: Carson City — State: NV — Zip Code: 89701
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

ADDITION TO ARTICLES OF INCORPORATION

OF

TIGER ACQUISITIONS, INC.

Tiger Acquisitions, Inc. shall also have a class of Preferred Stock. This stock shall number 20,000,000 (Twenty Million) shares, and have a par value of $0.001.

Additionally, Tiger Acquisitions, Inc. expressly elects not to be governed by NRS 78.411 to 78.444, inclusive.